Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
Company Name	FEIN	Jurisdiction	Ownership

Molex Incorporated	36-2369491	Delaware, U.S.A.
Molex S.A. de C.V.		Nogales,Mexico	100.000%
Cardell Corporation	38-2249547	MI, U.S.A.	100.000%
Cardell USVI International Sales Corporation	66-0507336	USVI	100.000%
Molex Connector Corp.	36-4161983	Delaware, U.S.A.	100.000%
Molex Copper Flex Products, Inc.	41-1288861	Minnesota, U.S.A.	100.000%
MLX Acquisition Corp	83-0453009	Delaware, U.S.A.	100.000%
Molex International, Inc.	36-2754920	Delaware, U.S.A.	100.000%
Molex de Mexico S.A. de C.V.		Mexico	100.000%
Molex Brazil Ltda.		Brazil	100.000%
Molex Electronics Ltd.		Canada	100.000%
Molex Alin International, Incorporated		British Virgin Is.	100.000%
Molex CV Holdings, Inc.	01-0697374	Delaware, U.S.A.	100.000%
MI European Holdings CV	98-0498976	Netherlands	100.000%
Molex European Holdings BV	98-0428233	Netherlands	100.000%
Molex Interconnect GmbH	98-0428232	Netherlands	100.000%
Molex B.V.	98-0375451	Netherlands	100.000%
Molex Deutschland GmbH	98-0428927	Germany	100.000%
Molex Ireland Ltd.	98-0375453	Ireland	100.000%
Smithstown Light Engineering Ltd.		Ireland	50.000%
Molex Electronics (Ireland) Ltd.		Ireland	100.000%
Molex Zetronic SrL	98-0375454	Italy	100.000%
Molex Slovakia a.s.	98-0375455	Slovakia	100.000%
KYBERNEX s.r.o.		Slovakia	60.000%
Molex Svenska A.B.		Sweden	100.000%
Molex Holding GmbH	98-0375449	Germany	100.000%
Molex Slovakia Management, s.r.o.		Slovakia	100.000%
Molex Elektronik GmbH	98-0375447	Germany	100.000%
System Elektro-Technik Automotiv Polska		Poland	51.000%
Molex GmbH	98-0375452	Germany	100.000%
S-Team Engineering Lab		Germany	49.360%
Molex Polska Management SP z.o.o.		Poland	100.000%
Molex Automotive SARL		France	100.000%
MOL Automotive Lda	98-0496203	Portugal	100.000%
Moltes s.r.o.	98-0496409	Slovakia	94.700%
Moltech		Poland	98.000%
Molex Electronics Ltd.		United Kingdom	100.000%
Molex Premise Networks Limited		United Kingdom	100.000%
G. Østervig-Molex A/S		Denmark	30.000%
Molex - G. Knutsen A/S		Norway	25.000%
(continued)

SUBSIDIARIES OF THE REGISTRANT
Company Name	FEIN	Jurisdiction	Ownership

Molex Far East-South Management Pte. Ltd.		Singapore	100.000%
MEC International Pte. Ltd.		Singapore	29.000%
Molex Singapore Pte. Ltd.		Singapore	100.000%
Dongguan Molex South-China Connector Co. Ltd. (DG 1)		China (P.R.C.)	100.000%
Dongguan Molex Interconnect Co Ltd. (DG2)		China (P.R.C.)	100.000%
Molex Interconnect (Shanghai) Co., Ltd.		China (P.R.C.)	100.000%
Molex Interconnect (Beijing) Co., Ltd.		China (P.R.C.)	100.000%
Molex Interconnect (Chengdu) Co., Ltd.		China (P.R.C.)	100.000%
Novark Technologies, Inc.		China (P.R.C.)	19.990%
Molex Hong Kong/China Ltd.		Hong Kong	100.000%
Molex (India) Ltd.		India	91.740%
Molex Mafatlal Micron Private Limited		India	51.000%
Molex India Tooling PVT Limited		India	100.000%
Automotive Connectors India Private Ltd.		India	100.000%
Molex (Malaysia) Sdn. Bhd.		Malaysia	100.000%
Hi-P Tool & Die Pte.Ltd.		Singapore	20.110%
Molex Taiwan Ltd.		Taiwan (R.O.C.)	100.000%
Landwin Engineering		Taiwan (R.O.C.)	20.000%
Molex (Thailand) Ltd.		Thailand	95.275%
Molex-Japan Co., Ltd.		Japan	100.000%
Molex (Dalian) Co. Ltd.		China (P.R.C.)	100.000%
Molex (Dalien) Logistics Co., Ltd		China (P.R.C.)	100.000%
Tachibana ESCO Company, Limited		Japan	100.000%
Shanghai ESCO Electronics Co., Ltd.		China (P.R.C.)	100.000%
Shanghai ESCO Densou, Co., Ltd		China (P.R.C.)	100.000%
Shanghai ESCO Precision Die and Mold Co., Ltd.		China (P.R.C.)	100.000%
Onamba Co, Ltd.		Japan	4.000%
Molex Korea Co., Ltd.		South Korea	100.000%
Molex Premise Networks, Inc.	36-3999511	Delaware, U.S.A.	100.000%
Molex Premise Networks Americas, Inc.	04-2851670	Massachusetts, U.S.A.	100.000%
Molex Premise Networks South Pacific, Inc.	04-3079634	Delaware, U.S.A.	100.000%
Molex Premise Networks Pty Ltd		Australia	100.000%
MPN EE sp zo.o		Poland	100.000%
Molex Premise Networks sp zo.o.		Poland	100.000%
Molex Premise Networks ASIA Limited		Hong Kong	100.000%
Molex Premise Networks (Malaysia) Sdn Bhd		Malaysia	100.000%

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